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                                                                       EXHIBIT 5

                                                July 2, 1999


Schuff Steel Company
1841 W. Buchanan Street
Phoenix, Arizona 85009

            RE: SCHUFF STEEL COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

      We have acted as counsel to Schuff Steel Company, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the registration of 200,000 shares of its Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Company's 1999 Employee Stock Purchase Plan (the "Plan").

      In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Certificate of Incorporation, as amended, and the Bylaws of the Company.

      Based upon the foregoing, we are of the opinion that:

      (1) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

      (2) The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

      The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

      The opinions expressed herein are based upon the law and the other matters in effect on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ SNELL & WILMER L.L.P.





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